As filed with the Securities and Exchange Commission on July 31, 2000



          SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549

                       FORM 8-K

   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
          THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 31, 2000

               ________________________


          NORTH COUNTRY FINANCIAL CORPORATION
  (Exact Name of Registrant as Specified in Charter)

       Michigan                   0-20167               38-2062816
 (State of Incorporation)  (Commission File Number)   (I.R.S. Employer
                                                      Identification No.)

       3530 North Country Drive
        Traverse City, Michigan                      49684
     (Address of Principal Executive Offices)      (Zip Code)

               ________________________



     Registrant's telephone number, including area code:  (231) 929-5600


     This Form 8-K is being filed for the purpose of updating the description of the Registrant's Common
Stock contained in the Registrant's Registration
Statement on Form 8-A with respect to such Common
Stock.

Item 5.  Other Events.

     North Country Financial Corporation (the
"Company") entered into a Rights Agreement with Registrar and Transfer Company, as agent, (the "Rights
Agent") dated as of June 21, 2000 (the "Rights
Agreement") pursuant to which a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, no par value (the
"Common Shares"), of the Company will be issuable on the terms and subject to the conditions set forth therein. The Rights will be granted on July 31, 2000
(the "Record Date") to the shareholders of record as of the close of business on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B
Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company at a price of $200.00 per one one-thousandth of a Preferred
Share (the "Purchase Price"), subject to adjustment.
The description and terms of the Rights are set forth in the Rights Agreement.

     The Rights Agreement provides that the Rights will not be exercisable until the Distribution Date, which will be the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 10% or more of the Company's outstanding Common Shares, or (ii) 10 business days (or such later date as is established by the Board before any person or group becomes an Acquiring Person) following the commencement of, or the announcement of an intention to make, a tender offer or exchange offer which, if consummated, would result in the beneficial ownership by a person or group of 10% or more of the Company's outstanding Common Shares.

     Until the Distribution Date (or the earlier redemption or expiration of the Rights), the Rights will be transferred with, and only with, the Common
Shares.  For Common Shares outstanding as of July 31,
2000, the Rights will be evidenced by the certificates for such Common Shares. For Common Shares issued thereafter, the Rights will be evidenced by a notation on the certificate incorporating the Rights Agreement by reference. In either case, until the Distribution
Date (or the earlier redemption or expiration of the Rights), the surrender for transfer of any certificate for Common Shares will constitute the transfer of the Rights associated with the Common Shares represented by the certificate. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights ("`Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and thereafter such separate Right Certificates alone will evidence the Rights.

     If any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right (other than the Acquiring Person, whose Rights will have become void) will be entitled, upon the exercise of the Right, to receive that number of Common
Shares having a market value of two times the exercise price of the Right. In addition, if, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or if 50% or more of its consolidated assets or earning power are sold, each holder of a Right will be entitled to receive, upon the exercise of the Right at its then current exercise price, that number of shares of common stock of the acquiring company having a market value at the time of such event of two times the exercise price of the Right.

     At any time before an Acquiring Person acquires beneficial ownership of 10% or more of the Company's outstanding Common Shares, the Board may redeem the Rights in whole, but not in part, at a price of $.01 per Right, on such terms as the Board may establish in its sole discretion. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the holders will be entitled only to receive the foregoing redemption price.

     At any time after any person or group becomes an Acquiring Person, but before the Acquiring Person acquires 50% or more of the Company's outstanding
Common Shares, the Board may exchange the Rights (other than those held by the Acquiring Person, which will have become void), in whole or part, at an exchange ratio of one Common Share or one one-thousandth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges) per Right.

     The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are subject to adjustment if, prior to the Distribution Date, there is a stock split of the Common Shares; a stock dividend on the Common
Shares payable in Common Shares; or a subdivision, consolidation or combination of the Common Shares.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred
Shares, (ii) upon the grant to holders of the Preferred
Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding a regular quarterly cash dividend or a dividend payable in Preferred
Shares) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

     The holder of a Right, as such, will have no rights as a shareholder of the Company (including, without limitation, the right to vote or to receive dividends) until the Right is exercised. The terms of the Rights may be amended by the Board without the consent of the holders of the Rights, provided that no amendment adversely affects the interests of the holders.

     If not exercised, redeemed or exchanged sooner, the Rights will expire on July 31, 2010 (the "Final
Expiration Date"), unless such expiration date is extended.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $10 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per

Common Share.  In the event of
liquidation, the holders of the Preferred Shares will be entitled to to a preferential liquidation payment equal to the greater of $1,000 per share or 1,000 times the payment made per Common Share. Each Preferred
Share will have 1,000 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common
Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

     No fractional Preferred Shares will be issued
(other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred
Shares on the last trading day prior to the date of exercise.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to this Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.


Item 7.  Exhibits.

Exhibit No.    Description

  (4)          Rights Agreement, dated as of June
               21, 2000, between North Country
               Financial Corporation and Registrar and
               Transfer Company, as Rights Agent, which includes as Exhibit A the attachment to the Certificate of Amendment, as Exhibit
               B the Form of Right Certificate, and as
               Exhibit C the Summary of Rights to
               Purchase Preferred Shares.

                       SIGNATURE


     Pursuant to the requirements of The Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                              NORTH COUNTRY FINANCIAL CORPORATION


                              By:  /s/ Ronald G. Ford
                                 ----------------------------
                                 Ronald G. Ford
                                 Chief Executive Officer

Date:  July 31, 2000.